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                                                                 EXHIBIT 4.6


             1996 MIDLAND RESOURCES, INC. LONG-TERM INCENTIVE PLAN

                              ARTICLE 1. - PURPOSE

         1.1 PURPOSE. The purpose of the 1996 Midland Resources, Inc., Long-Term Incentive Plan (the "Plan") is to further the growth and financial success of Midland Resources, Inc., a Texas corporation (the "Company") and its Subsidiaries by aligning the personal interests of key employees, through the ownership of shares of the Company's Common Stock and through their incentives, to those of the Company's shareholders. The Plan is further intended to provide flexibility to the Company in its ability to compensate key employees and to motivate, attract and retain the services of such key employees. The Plan permits the granting of Options, Stock Appreciation Rights, Restricted Stock and other Stock-based Awards.

                            ARTICLE 2. - DEFINITIONS

         2.1 AGREEMENT. Agreement shall mean the agreement as described in Section 4.4 of the Plan between the Company and the Participant under which such Participant receives an Award pursuant to this Plan.

         2.2 AWARD. Award shall mean an incentive award granted under the Plan, whether in the form of Options, Stock Appreciation Rights, Restricted Stock or any other form of Stock-Based consideration (which may provide for settlement in shares of Stock, cash and/or a combination thereof) determined by the Committee to be consistent with the purposes of the Plan, including but not limited to, restricted units, phantom stock, performance awards, performance units, performance shares, stock appreciation shares, stock acquisition rights, valuation protection rights or any other type of stock-based award or combination or derivative of various types of awards.

         2.3 BOARD OF DIRECTORS. Board or Board of Directors shall mean the Board of Directors of the Company.

         2.4 CODE. Code shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

         2.5 COMMITTEE. Committee shall mean the Compensation Committee of the Board. No member of the Committee, during the one year prior to which membership or during such membership, shall be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Subsidiaries, except as permitted by Rule 16b-3 as promulgated under the Exchange Act.

         2.6 COMPANY. Company shall mean Midland Resources, Inc., a Texas corporation, and any successor thereof.

         2.7 COVERED EMPLOYEE. Covered Employee means, for any Plan Year, the Company's Chief Executive Officer (or any individual acting in such capacity) and any employee of the Company or its Subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Code, is likely to be among the four other highest compensated officers of the Company for such plan year.

         2.8 EFFECTIVE DATE. Effective Date shall have the meaning assigned to such term in Section 14.01 hereof.

         2.9 EXCHANGE ACT. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.





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         2.10       FAIR MARKET VALUE. Fair Market Value of the Stock shall
mean the last sale price at which Stock is traded on any given date, or if no Stock is traded on such date, the most recent prior date on which Stock was traded, as reported in The Wall Street Journal for the NASDAQ Small-Cap Issues or such other reporting system as may be selected by the Committee from time to time.

         2.11 INCENTIVE STOCK OPTION. Incentive Stock Option shall have the meaning given to it by Section 422(b) of the Code and as further defined in
Article VI hereof.

         2.12 NONSTATUTORY STOCK OPTION. Nonstatutory Stock Option shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

         2.13 OPTION. Option shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the Agreement executed pursuant hereto.

         2.14 OPTION PRICE. Option Price shall mean the price per share of Stock purchasable under an Option. The Option Price shall not be less than the Fair Market Value on the date of grant.

         2.15 PARTICIPANT. Participant shall mean an employee or former employee of the Company or one of its Subsidiaries (or a member of the Board under terms permitted under Rule 16b-3 of the Securities & Exchange Act) who has received an Award granted by the Committee hereunder.

         2.16 RESTRICTED STOCK AWARDS. A Restricted Stock Award shall mean a grant made by the Committee entitling the Participant to acquire, either at no cost or for a purchase price determined by the Committee at the time of grant, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock").

         2.17 STOCK. Stock shall mean common stock, par value $.001 per share, of the Company.

         2.18 STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall mean a grant entitling the Participant to receive an amount in cash, or shares of Stock, or a combination thereof, having a value equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form for payment. A Stock Appreciation Right is further defined in Article 7 hereof.

         2.19 SUBSIDIARY. Subsidiary shall have the same meaning as defined in Section 424 of the Code.

                           ARTICLE 3. - PARTICIPATION

         3.1 PARTICIPATION. Subject to the provisions of the Plan, the Committee may grant Awards under this Plan to any officer or other key employee of the Company or Subsidiary who, in its sole discretion, is expected to contribute to its success and to members of the Board under terms permitted under Rule 16b-3 of the Securities Act that do not result in any such grant preventing a disinterested Director from continuing to be such. Awards may be granted to the same individual on more than one occasion.





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                    ARTICLE 4. - SHARES SUBJECT TO THE PLAN

         4.1        LIMITATIONS.

         4.2        Subject to adjustments pursuant to the provisions of
Section 4.3 hereof, the number of shares of Stock or Stock equivalents which may be granted to Participants under all forms of Awards shall not exceed 400,000 shares. These shares may consist in whole or in part of authorized and unissued Stock or Treasury Stock.

         (a) For purposes of this Section 4.1, the shares of Stock that shall be counted toward such limitation shall include all Stock:

                  4.2.1.1 issued or issuable pursuant to Options that have been or may be exercised;

                  4.2.1.2 subject to Stock Appreciation Rights that have been or may be exercised (other than Stock Appreciation Rights granted in tandem with outstanding Options);

                  4.2.1.3    issued as, or subject to issuance as, Restricted
                             Stock;

                  4.2.1.4 used to calculate payments of dividends and dividend equivalents in conjunction with any outstanding Awards; and

                  4.2.1.5 to the extent that an Award is settled in cash or any form other than in Stock, the appropriate shares of Stock represented by such settlement of the Awards, as determined by the Committee.

         4.3 AVAILABILITY OF SHARES ONCE ISSUED UNDER PLAN. Once grants of Awards have lapsed, terminated or are forfeited, the Committee shall have the sole discretion to issue a new grant to any Participant, covering the number of shares to which such lapsed, terminated or forfeited grant related; provided, however, that the Participant has received no monetary benefits of ownership therefrom, such as dividends.

         4.4 ANTI-DILUTION ADJUSTMENTS. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of share or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such corresponding adjustment, if any, as is appropriate, adjusting the number and kind of shares which may be granted under the Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant.

         4.5 GRANTS AND AGREEMENTS. Each grant of an Award under this Plan shall be evidenced by a written Agreement dated as of the date of the grant and executed by the Company and the Participant. This Agreement shall set forth the terms and conditions of such Award, as may be determined by the Committee consistent with this Plan, and if such Agreement related to the grant of an Option, shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

                              ARTICLE 5. - OPTIONS

         5.1 OPTION EXERCISE. Subject to Federal and state statutes then applicable, the terms and procedures by which an Option may be exercised shall be set forth in the Participant's Agreement or in procedures established by the Committee; provided, however, that no Option shall be exercisable later than ten (10) years (or five (5) years as required by Section 422(b)(6) of the Code) after date granted if an Incentive Stock Option. The Committee may permit payment of the Option Price to be made through the tender of cash





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or securities, the withholding of Stock or cash to be received through Awards, or any other arrangement satisfactory to the Committee.

         5.2 NONSTATUTORY STOCK OPTIONS. The Committee may grant Nonstatutory Stock Options under this Plan. Such Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in
Article 6, Article 7, and Article 8 hereof.

         5.3 VESTING OF OPTIONS. The Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. Notwithstanding the terms of any Agreement, the Committee may, at any time, accelerate such date or dates and otherwise waive or amend any conditions of the Option; provided, however, that with respect to an Incentive Stock Option, the Committee shall not take any action which would constitute a modification, extension or renewal (within the meaning of Section 424(h) of the Code) of such Incentive Stock Option.

                      ARTICLE 6. - INCENTIVE STOCK OPTIONS

         6.1 GENERAL. All Incentive Stock Options shall comply with all the restrictions and limitations set forth in Section 422 of the Code and this Plan. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Incentive Stock Option is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under all incentive stock option plans of the Company and its parent and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

                     ARTICLE 7. - STOCK APPRECIATION RIGHTS

         7.1 GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants by the Committee in tandem with, or independently of, any Option granted pursuant to Article 5 or Article 6 of this Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Nonstatutory Stock Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

         A Stock Appreciation Right, or the applicable portion thereof granted in tandem with an Option, shall terminate and no longer be exercisable upon the termination or exercise of the related Option. However, if a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related option, such Stock Appreciation Right shall terminate only if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by such Stock Appreciation Right.

         7.2 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee and embodied in the Agreements and in procedures established by the Committee. The Committee may, at any time, accelerate the exercisability of any Stock Appreciation Right and otherwise waive or amend any conditions of the grant of a Stock Appreciation Right; provided, however, that with respect to any Stock





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Appreciation Right granted in tandem of an Incentive Stock Option, the
Committee shall not take any action which would constitute a modification, extension or renewal (within the meaning of Section 424(h) of the Code) of such Incentive Stock Option.

                      ARTICLE 8. - RESTRICTED STOCK AWARDS

         8.1 AGREEMENT. (a) If the purchase of Restricted Stock is required by the Agreement, a Participant who is granted a Restricted Stock Award shall have rights with respect to such grant provided the Participant shall have accepted the grant within sixty (60) days (or such shorter date as the Committee may specify) following the date of the grant, by making payment to the Company by certified bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the grant and by executing and delivering to the Company an Agreement in such form as the Committee shall determine.

         (b) RIGHTS AS A SHAREHOLDER. After the issuance of the Restricted Stock has been recorded in the stock ledger of the Company and

                 8.1.2.1 upon complying with Section 8.1(a) above, if the purchase of Restricted Stock is required by the Agreement; or

                 8.1.2.2 immediately, if no purchase of Restricted Stock is required by the Agreement,

a Participant shall have all the rights of a shareholder with respect to such Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company purchase or forfeiture rights described in this Section and Section 8.1(c), and subject to such other conditions (including but not limited to, any conditions on voting and dividend rights) as are contained in the Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in
Section 8.1(d) below and the Agreement.

         (c) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. Restrictions on shares of Restricted Stock shall be set forth in an Agreement and may include such vesting restrictions as the Committee shall determine, including but not limited to, restrictions related to timing, profitability of the Company, and growth of the share price. In the event of a Participant's termination of employment with the Company and its Subsidiaries for any reason (including death) prior to the date shares of Restricted Stock awarded to such Participant become vested, the Company shall have the right, at the discretion of the Committee, to repurchase such shares at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from such Participant or the Participant's legal representative.

         (d) VESTING OF RESTRICTED STOCK. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the restrictions imposed upon the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant. A Participant may transfer or dispose of any Restricted Stock that has vested, subject to any Federal and state laws then applicable, specifically securities laws.

         8.2 PERFORMANCE UNITS. A performance unit is a promise by the Company to make a payment to, or on behalf of, the Participant, which may be contingent upon the achievement of one or more performance targets specified by the Committee. A performance unit is a right to receive or be credited with an amount that may be determined by reference to Common Stock, other securities of the Company or an Affiliate, or by reference to dollar amounts. Performance units shall be subject to such conditions with respect to vesting, timing, amount and payment as the Committee shall determine at the time of the Award. Performance units shall be payable in cash. Performance unit Awards may be made without cash payment by, or other out-of-pocket consideration from, the Participant, either on the date of grant or the date of





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payment.  By way of example, but not limitation, performance units, called "EPS
Units," may be granted in tandem with Awards of stock options and the credited amount with respect to an EPS Unit shall be determined with reference to the difference between (i) the Company's annual earnings per share of Common Stock, as adjusted to exclude items that the Committee determines to be appropriate for purposes of the Award, and (ii) an amount specified by the Committee that reflects the level of such earnings at the time of the Award and the principal manner of payment shall be by application toward the option price upon the Participant's exercise of the stock option.

         8.3 PERFORMANCE SHARES. A performance share is a promise by the Company to make a payment to the Participant, which may be contingent upon the achievement of one or more performance targets specified by the Committee at the time of the award. A performance share is a right to receive an amount that may be determined by reference to Common Stock, other securities of the Company or an Affiliate, or by reference to dollar amounts. Performance shares shall be subject to such conditions with respect to vesting, timing, and amount of payments as the Committee shall determine at the time of the Award. Performance shares shall be payable in Common Stock, or other securities of the Company or an Affiliate. Performance share Awards may be made without cash payment by, or other out-of-pocket consideration from the Participant, either on the date of grant or the date of payment.

         8.4 DIVIDEND EQUIVALENTS. A dividend equivalent is the right to receive an amount equal to the dividends paid on a specified number of shares of Common Stock. A dividend equivalent shall be payable in cash.

         8.5 OTHER AWARDS. The Committee may, from time to time, grant such other Awards as the Committee may determine, provided that no such Award shall be inconsistent with the terms of this Plan.

         Amounts received pursuant to cash-only Awards granted under Sections
7.1 and 8.2 through 8.5 of this Plan, or any combination thereof, if intending to comply with Rule 16a-1(c)(3)(i) under the Exchange Act or any successor provision, for each plan year to any Participant who is subject to Section 16 of the Exchange Act shall be limited to a maximum value of 500% of the Participant's annual salary at the rate in effect on the first day of such plan year. For purposes of the preceding sentence, if a Participant who is not a Covered Employee, but is subject to Section 16 of the Exchange Act, does not receive a salary, the Participant shall be deemed to have an annual salary of $250,000.


                        ARTICLE 9. - STOCK CERTIFICATES

         9.1 STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

         (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

         (b) the completion of any registration or other qualification of such shares under any Federal or state law, under the rules or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;

         (c) the obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

         (d) the lapse of such reasonable period of time following the exercise of the grant as the Committee from time to time may establish for reasons of administrative convenience.





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         If these conditions are not satisfied, the employee may lose his rights to such Stock as determined by the Committee.

         Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.

                            ARTICLE 10. - DIVIDENDS

         10.1 DIVIDENDS. At the time of each grant of an Award (other than an Option Stock Appreciation Right or Restricted Stock) the Committee may, in its sole discretion, determine whether the grant shall provide a dividend or a dividend equivalent and the terms and conditions under which any such dividend or dividend equivalent is to be provided, including but not limited to, permitting or requiring immediate payment, deferral or investment of dividends or dividend equivalents.

                       ARTICLE 11. - PLAN ADMINISTRATION

         11.1 PLAN ADMINISTRATION. The Plan and all Agreements shall be administered, and all grants under this Plan shall be awarded, by the Committee. The Committee shall have full authority and absolute sole discretion to:

         (a) determine, consistent with provisions of the Plan, which of the employees shall be granted Awards; the form and terms of such Awards; the timing of such grants; the number of shares subject to each Award and the Option Price of Stock covered by each Option (if applicable); and the period over which the Awards shall become and remain exercisable (if applicable);

         (b) construe and interpret the Plan and any Agreement or instrument entered into under the Plan;

         (c) determine the terms and provisions of each respective Agreement, which need not be identical;

         (d) make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan; and

         (e) adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any grant (including related Agreements); to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         11.2 PERFORMANCE. The Committee may establish minimum performance targets with respect to each Award. Performance targets may be based on financial criteria, such as the Fair Market Value of Common Stock or other measures of financial performance of the Company, or may be based on the performance of a division or Subsidiary of the Company, or the performance of an individual Participant. Notwithstanding anything in this Plan to the contrary, any Awards of stock options or similar rights, stock appreciation rights, performance units, or performance shares shall contain the restrictions on assignability to the extent required by Rule 16b-3 under the Exchange Act or any successor provision.

         11.3 DECISIONS BINDING. All determinations and decisions by the Committee pursuant to the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and beneficiaries.

                     ARTICLE 12. - MISCELLANEOUS PROVISIONS





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         12.1       APPLICABLE LAW. To the extent not preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas.

         12.2 EXPENSES. The cost of Awards and the expenses of administering the Plan shall be borne by the Company.

         12.3 GENDER AND NUMBER. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

         12.4 HEADINGS NOT PART OF PLAN. Headings of Articles and Sections are inserted for convenience of reference only.

         12.5 INDEMNIFICATION. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes gross negligence or willful misconduct.

         12.6 LIMITATION OF RIGHTS. Neither the adoption and maintenance of the Plan or any Agreement nor anything contained herein shall, with respect to any Participant, be deemed to:

         (a) limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment; or

         (b) create any contract or other right or interest under the Plan other than as specifically provided in the Plan and an Agreement.

         12.7 NONTRANSFERABILITY. An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. During the lifetime of the Participant, such Award shall be exercisable or perfected only by the Participant or his guardian or legal representative in accordance with the terms of this Plan and the Agreement.

         12.8 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

         (a) establishing any other forms of incentive or other compensation for directors, officers or employees of the Company or its Subsidiaries; or

         (b) assuming any forms of incentive or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

         12.9 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors of the Company.

         12.10 TAX WITHHOLDING. Each Participant shall, no later than the date as of which the value of a grant or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit or require payment of such taxes to be made through the tender of cash or Stock, the withholding of Stock or cash to be received through Awards





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or any other arrangement satisfactory to the Committee. The Company and its
Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         12.11 SECURITIES LAWS. Notwithstanding anything to the contrary expressed in the Plan, any provisions that vary from or conflict with any applicable Federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws. Without limiting the generality of the foregoing, it is the intention of the Company that the Plan shall comply in all respect with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the Contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

         12.12 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.

         12.13 UNFUNDED STATUS OF THE PLAN. The Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust.

         12.14 FRACTIONAL SHARES. No Option may at any time be exercised with respect to a fractional share. In the event shares of Stock are issued pursuant to exercise of a Stock Appreciation Right, no fractional shares shall be issued; however, a fractional Stock Appreciation Right may be exercised for cash.

         12.15 RIGHT OF DISCHARGE RESERVED. Nothing in this Plan or in any Award shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of any such employee or other individual at any time for any reason.

                        ARTICLE 13. - CHANGE OF CONTROL

         13.1 CHANGE IN CONTROL. In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet exercisable or are subject to restrictions, shall, unless otherwise provided for in the related Agreements, become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Agreements.

         For purposes of this Section 13.1, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied:

         (a) any "person", other than Deas H. Warley III, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;





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         (b)        during any period of two consecutive years (not including
any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (A),
(B) or (C) of this Section 13.01) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of a least two-thirds (2/3) of the directors then still in office who either were director, at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

         (c) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which no "person" (as defined above) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

         (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

         ARTICLE 14. - EFFECTIVE DATE AND PLAN AMENDMENTS, TERMINATION

         14.1 EFFECTIVE DATE. This Plan shall become effective upon the approval of the shareholders. The date of such approval is herein called the "Effective Date". All Awards granted under the Plan shall be granted on or before the tenth anniversary of the Effective Date.

         14.2 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board of Directors shall be taken without approval of the Company's shareholders if such approval is required to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code, or any successor provision.

         [EFFECTIVE AS OF THE 1996 ANNUAL MEETING OF SHAREHOLDERS OF MIDLAND RESOURCES, INC., HELD ON MAY 31, 1996].

                                        MIDLAND RESOURCES, INC.



                                  By:   /s/ Deas H. Warley III
                                        -------------------------------------
                                        Chairman of the Board of Directors





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